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                                                                     Exhibit 5.1



                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                FOUR TIMES SQUARE
                             NEW YORK NEW YORK 10036
                               TEL: (212) 735-3000
                               FAX: (212) 735-2000






                                                                  August 1, 2000



NTL (Delaware), Inc.
NTL Incorporated
110 East 59th Street
New York, NY 10022


                       Re:    NTL (Delaware), Inc.
                              NTL Incorporated
                              Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as special counsel to NTL (Delaware), Inc. ("NTL Delaware") and NTL Incorporated ("NTL Inc." and, together with NTL Delaware, the "Companies"), each a Delaware corporation, in connection with the preparation of the Registration Statement on Form S-3 (File Nos. 333-36434 and 333-36434-01) relating to the registration for resale of (a) up to $1,200,000,000 aggregate principal amount of NTL Delaware's 5 3/4% Convertible Subordinated Notes Due 2009 (the "Notes") issued under an indenture, dated as of December 22, 1999 (the "Original Indenture"), by and among NTL Delaware and The Chase Manhattan Bank, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of May 17, 2000 (the "First Supplemental Indenture" and, the Original Indenture, as so supplemented, the "Indenture") by and among the Companies and the Trustee, (b) the shares (the "Conversion Shares") of NTL Inc.'s common stock, par value $0.01 per share (the "Common Stock"), issuable upon conversion of the Notes, and (c) up to 40,610 shares of Common Stock (the "Exchange Stock", and together
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NTL (Delaware), Inc.
NTL Incorporated
August 1, 2000
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with the Conversion Shares, the "Shares"), issuable on exchange of certain 5%
Unsecured Convertible Loan Notes 1995 (as extended) (the "Loan Notes") of NTL
(B) Limited, pursuant to the transactions contemplated by the Restated Transaction Agreement, dated as of July 26, 1999 (the "Transaction Agreement"), by and among Bell Atlantic Corporation, Cable and Wireless plc, Cable & Wireless Communications plc and NTL Delaware. The Notes and the Shares are referred to herein collectively as the "Securities".

               This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (Registration Nos. 333-36434 and 333-36434-01) as filed with the Securities and Exchange Commission (the "Commission") on May 5, 2000 under the Act, as amended by Amendment No. 1 thereto filed with the Commission on July 14, 2000, as further amended by Amendment No. 2 thereto filed with the Commission on August 1, 2000 (such Registration Statement, as so amended, the "Registration Statement"); (ii) an executed copy of the Original Indenture; (iii) an executed copy of the First Supplemental Indenture; (iv) an executed copy of the Agreement and Plan of Merger, dated as of February 9, 2000, by and among NTL Inc., NTL Delaware and Holdings Merger Sub Inc.; (v) executed copies of the Notes; (vi) the Restated Certificate of Incorporation of each of the Companies, as amended to date; (vii) the By-Laws of each of the Companies, as amended to date; (viii) the Form T-1 of the Trustee relating to the Indenture and the Notes; (ix) a specimen certificate evidencing the Common Stock; (x) the Cross-Receipt, dated December 22, 1999, relating to the issuance of the Notes and the receipt of payment therefor; (xi) an executed copy of the Instrument evidencing the Loan Notes dated June 9, 1994, as amended (the "Instrument"); (xii) an executed copy of the Transaction Agreement; and (xiii) certain resolutions of the Board of Directors of each of the Companies and of the Pricing Committee established by the Board of Directors of NTL Delaware, in each case, relating to the issuance of the Securities, the Indenture, the Transaction Agreement and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Companies and such agreements, certificates of public officials, certificates of officers or other representatives of the Companies and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our
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NTL (Delaware), Inc.
NTL Incorporated
August 1, 2000
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examination of executed documents, we have assumed that the parties thereto, other than the Companies, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Companies and others. In rendering the opinion set forth in paragraphs 2 and 3 below, we have assumed that the certificates representing the shares of Common Stock issued upon conversion of the Notes or an exchange of the Loan Notes will conform to the specimen certificate examined by us and will be countersigned by a duly authorized officer of the transfer agent for the Common Stock and duly registered by the registrar for the Common Stock in the share record books of NTL Inc.

                  Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Indenture and the Notes and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of and such non Opined on Law on the opinions herein stated.

                  Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                  1. The Notes are valid and binding obligations of NTL Delaware and NTL Inc. entitled to the benefits of the Indenture and enforceable against NTL Delaware and NTL Inc. in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  2. The shares of Common Stock issuable upon conversion of the Notes, if and when the Notes are converted into shares of Common Stock in accordance with their terms and the terms of the Indenture, will be validly issued, fully paid and nonassessable.

                  3. The shares of Common Stock issuable upon exchange of the Loan Notes in accordance with the transactions contemplated by the Transaction Agreement, if and when the Loan Notes are exchanged in accordance with their terms and the terms of the Transaction Agreement, will be validly issued, fully paid and nonassessable.
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NTL (Delaware), Inc.
NTL Incorporated
August 1, 2000
Page 4


                  In rendering the opinions set forth above, we have assumed that the execution and delivery by NTL Delaware and, as applicable, NTL Inc., of the Notes and the Indenture and the performance by NTL Delaware and, as applicable, NTL Inc., of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which NTL Delaware and NTL Inc., or their properties is subject, except for those agreements and instruments which were identified to us by the Companies as being material to them and which are listed as exhibits to NTL Delaware's Annual Report on Form 10-K for the year ended December 31, 1999.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                Very truly yours,



                                /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP